Exhibit 99.1

MEDIA RELEASE

August 12, 2004

Advanced Power Technology Announces Patent Lawsuit Settlement Agreement

IXYS Corp and Advanced Power Technology, Inc. (Nasdaq:APTI) have entered into an agreement and consented to a Stipulated Order of Dismissal regarding their patent infringement lawsuit in United States District Court in the Northern District of California.  The agreement is a final settlement of all claims in the lawsuit.  The parties have agreed to keep the agreement confidential.

Company Contact:

Greg M. Haugen

Vice President, Finance and Administration and CFO

Tel:  (541) 382-8028

Fax:  (541) 389-1241

E-Mail:  gregh@advancedpower.com